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                                                                   EXHIBIT 23.3

                       CONSENT OF INDEPENDENT APPRAISER

      We hereby consent to the use in the Registration Statement on Form S-3 of UTStarcom, Inc. ("UTStarcom"), any amendments thereto and any prospectuses (the "Registration Statement"), of all summary information contained therein relating to our independent appraisal of Wacos, Inc. ("Wacos") in connection with the acquisition of Wacos by UTStarcom in December 1999 and of all summary information contained therein relating to our independent appraisal of Advanced Communication Devices Corporation ("ACD") in connection with the acquisition of ACD by UTStarcom in November 2001. We also consent to the references to our firm in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Experts" contained in the Registration Statement and in the Notes to Consolidated Financial Statements incorporated by reference into the Registration Statement.

                                          WILLAMETTE MANAGEMENT ASSOCIATES

                                          /s/  STEVEN D. GARBER

Date: February 6, 2002